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                                                                   EXHIBIT 10.32

                                  AN ORDINANCE

AUTHORIZING THE GRANT, AWARD, AND ISSUANCE OF A CABLE TELEVISION/ TELECOMMUNICATIONS FRANCHISE TO KNOLOGY OF CHARLESTON, INCORPORATED, AND THE SUBSEQUENT EXECUTION OF A FRANCHISE AGREEMENT BETWEEN THE CITY OF NORTH CHARLESTON, SOUTH CAROLINA, AND KNOLOGY OF CHARLESTON, INCORPORATED, FOR A PERIOD OF FIFTEEN YEARS, UNDER THE TERMS AND CONDITIONS OF THE ATTACHED CABLE TELEVISION AGREEMENT, AND THE CITY'S TELECOMMUNICATIONS AND CABLE CODE.

WHEREAS, KNOLOGY of Charleston, Incorporated, has submitted a franchise for a City-wide cable/telecommunications franchise; and

WHEREAS, the application of KNOLOGY of Charleston, Incorporated, for a City-wide cable/telecommunications franchise (herein attached as Exhibit #1) has been reviewed and evaluated by the City Council for the City of North Charleston, South Carolina, and its consultant; and

WHEREAS, the City Council for the City of North Charleston, South Carolina, has conducted a public hearing to consider and gather public input concerning the application of KNOLOGY of Charleston, Incorporated, for a City-wide cable/telecommunications franchise; and

WHEREAS, the City Council for the City of North Charleston, South Carolina, has determined that the application of KNOLOGY of North Charleston, South Carolina meets the requirements set forth in Section 10.5-66 of the City's
Telecommunications and Cable Code; and

WHEREAS, the City Council for the City of North Charleston, South Carolina, has determined (more fully noted in attached Exhibit #2), pursuant to Section 10.5-60 of the City's Telecommunications and Cable Code that a third cable and/or telecommunications franchise is feasible for the City of North Charleston, South Carolina; and

WHEREAS, the City Council for the City of North Charleston, South Carolina, has made a finding (more fully noted in attached Exhibit #2), pursuant to Section 10.5-66 of the City's Telecommunications and Cable Code; and

WHEREAS, the City Council for the City of North Charleston, South Carolina, has determined that KNOLOGY of Charleston, Incorporated possesses sufficient technical,



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legal, financial, and character qualifications to construct, operate, and maintain a cable/telecommunications system with the City of North Charleston;

BE IT ORDAINED by the City Council for the City of North Charleston, South Carolina that

         1) KNOLOGY of Charleston, Incorporated is granted a cable/telecommunications franchise for a period of fifteen (15) years;

         2) The precise duration of the renewed cable franchise shall be from May 28, 1998 through, and including May 28, 2013;

         3) The Mayor of the City of North Charleston is authorized to execute a Franchise Agreement with KNOLOGY of Charleston, Incorporated;

         4) The within Ordinance to become effective immediately upon its ratification by the City Council and its acceptance by KNOLOGY of Charleston, Incorporated, by its authorized officers in compliance with Section 6A of the Cable Television/Telecommunications Franchise Agreement.

THE WITHIN ORDINANCE TO BECOME EFFECTIVE IMMEDIATELY UPON ITS RATIFICATION BY CITY COUNCIL.

                                    Ordained in City Council this 28 day of May
                                    1998, in the Year of Our Lord, 1998, and in the 221st year of the independence of the United States of America

                                    /s/ R. Keith Summey

                                    R. Keith Summey
                                    Mayor


ATTEST:


                                    /s/ Dianne Greer

                                    Dianne Greer, CMC
Approved as to form:                Municipal Clerk

/s/
--------------------------
Legal Counsel



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                               FRANCHISE AGREEMENT

THIS CABLE FRANCHISE AGREEMENT ("Agreement") is entered into effective as of May 28, 1998 ("Effective Date"), by and between the City of North Charleston, South Carolina ("City"), and KNOLOGY of Charleston, Incorporated ("Grantee"), a South Carolina Corporation.

WHEREAS, the City, upon consideration of the application for a cable franchise by Grantee, has determined that it is in the best interests of, and consistent with the health, safety, and welfare of the citizens of the City of North Charleston to grant the Grantee's request for a franchise on the terms and conditions hereinafter set forth; and

WHEREAS, the City has analyzed fully and considered the technical ability, financial condition, legal and character qualifications of the Grantee, and determined that there are no concerns in those above-referenced areas; and

WHEREAS, the Grantee has agreed to be bound by the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the grant of authority pursuant to this Agreement, the Grantee hereby promises to comply with the provisions of this Agreement and, in consideration of the Grantee's promises, the City hereby grants to the Grantee the rights, privileges and authorizations set forth hereinbelow.

SECTION 1. SHORT TITLE.

         This Agreement may be known and cited as the City of North Charleston Cable Television/Telecommunications Franchise Agreement with KNOLOGY of Charleston, Incorporated.

SECTION 2. APPLICABLE LAW.

         This Franchise shall be governed in all respects by the laws of the City of North Charleston South Carolina, and the applicable laws of the United States, the State of South Carolina, and the rules and regulations of the Federal Communications Commission (FCC).

SECTION 3. SEPARABILITY.

         If any section, subsection, sentence, clause, phrase, or portion of this Agreement is for any reason held invalid or unconstitutional by any court or competent jurisdiction such portion shall be deemed a separate, distinct and independent provision of such holding and shall not affect the validity of the remaining portions herein.

SECTION 4. DEFINITIONS.



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         For purposes of this Agreement, and unless the Context otherwise requires, the terms used herein shall have the same meaning as defined in the Telecommunications and Cable Ordinance of the City of North Charleston, South Carolina (hereinafter sometimes referred to as the "Code").

SECTION 5. GRANT OF NON-EXCLUSIVE FRANCHISE.

         a. There is hereby granted by the City to the Grantee the right and privilege to construct, erect, operate, and maintain, in upon along, across, above, over, and under the streets, alleys, public ways, and public places now laid out or dedicated, and all extensions thereof, and additions thereto, in the City, poles, wires, cables, underground conduits, manholes, and other equipment and fixtures necessary for the installation, construction, maintenance, repair, replacement, and operation within the City of a telecommunications system, which consists of voice, video, and data, and other lawful and permitted applications.

         b. The right to use and occupy said streets, alleys, public ways, and places for the purposes herein shall not be exclusive, and the City reserves the right to grant a similar use of said streets, alleys, public ways, and places, to any person at any time during the period of this Franchise.

SECTION 6. EXTENT OF FRANCHISE.

         a. This Franchise shall include all areas within the incorporated limits of the City of North Charleston into which the telecommunications system is extended, including any areas annexed by the City.

         b. The City hereby grants to the Grantee the authority to contract with the City or any appropriate board or agency thereof of with the holder or owner of any utility franchise in the City for the use, rental, or lease of its or their poles, underground conduits, and any other structures and facilities for the purpose of extending, carrying, or laying Grantee's wires, cables, and other equipment, facilities, and appurtenances necessary or desirable for the operation of its cable television/telecommunications system. The City agrees that any public utility owning or controlling such poles or underground conduits may, without amendment to its franchise, allow, and is encouraged to allow, Grantee to make such use thereof pursuant to any agreement reached between such utility and the Grantee.

SECTION 7. TERM OF FRANCHISE.

         a. Initial Term. This Franchise and the rights, privileges, and authority hereby granted shall take effect and be in force from and after final passage hereof, as provided by law, and shall continue in force and effect for a term of fifteen (15) years, provided that within thirty (30) days after the date of this Agreement, Grantee shall file with the Clerk of Council, Grantee's unconditional acceptance of this Franchise and promise to comply with, and abide by, all its provisions, terms, conditions, and



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requirements. Such acceptance and promise shall be in writing fully executed and sworn to, by or on behalf of the Grantee or its fully authorized officers before a Notary Public or other officer authorized by law to administer oaths. Should the Grantee fail to comply with this Subsection, it shall acquire no rights, privileges, or authority under this Franchise whatsoever.

         b. Renewal Term. This Franchise may be renewed under either the formal or informal renewal procedures set forth in Section 626 (as amended) of the Cable Act (codified at 47 United States Code (USC) Section 546). This Franchise may be renewed for term not to exceed fifteen (15) years in length. If the Grantee does not preserve its rights under the formal renewal procedures set forth in Section 626 of the Cable Act, then the renewal of this Agreement shall be under either the informal process noted elsewhere in Section 626, or under any informal process mutually agreed to by the City and the Grantee.

SECTION 8. EFFECT OF A "TECHNICAL" BREACH OR VIOLATION OF THE CITY TELECOMMUNICATIONS AND CABLE CODE OR THIS AGREEMENT.

         a. It is the intent of the City not to subject the Grantee to penalties, fines, forfeitures, or revocation of this Agreement for so-called "technical" breach(es) or violation(s) of the City's Telecommunications and Cable Code, which include the following:

            1) in instances, or for matters where a violation of the City's Telecommunications and Cable Code by the Grantee was a good faith error that resulted in no or minimal impact on the customers within the City; or

            2) where there existed circumstances reasonably beyond the control of the Grantee, and which precipitated a violation of the City's Telecommunications and Cable Code on the part of the Grantee, or which were deemed to have prevented the Grantee from complying with any term, condition, provision, or requirement of the City's Telecommunications and Cable Code.

         b. It is the intent of the City not to subject the Grantee to penalties fines, forfeitures or revocation of this Agreement for so-called "technical" breach(es) or violation(s) of this Agreement, which include the following:

            1) in instances, or for matters where a violation of this Agreement by the Grantee was a good faith error that resulted in no or minimal negative impact on the customers within the City; or

            2) where there existed circumstances reasonably beyond the control of the Grantee, and which precipitated a violation of this Agreement on the part of the Grantee, or which were deemed to have prevented the Grantee from complying with any term, condition, provision, or requirement of this Agreement.

SECTION 9. FORCE MAJEURE.

         The Grantee shall neither be held in default or non-compliance with the terms,



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conditions, provisions, or requirements of this Agreement, nor suffer any enforcement or penalty relating thereto (including termination, cancellation or revocation of this Agreement), where such non-compliance or alleged default occurred and/or was caused by a strike, riot, war, earthquake, flood, tidal wave, severe rainstorm, hurricane or other act of nature, or other event that is reasonably beyond the Grantee's ability to anticipate and control. Force majeure also covers work delays caused by waiting for utility providers to service or monitor their own utility poles on which the Grantee's cable and/or equipment is attached.

SECTION 10. FAILURE TO ENFORCE OR GRANT A WAIVER DOES NOT ACT AS ACQUIESCENCE OR WAIVER FOR A SUBSEQUENT BREACH OR VIOLATION.

         a. The City's failure to enforce one (1) or more terms, conditions, provisions, or requirements of this Agreement for a breach or violation by the Grantee, shall not be deemed and/or viewed as an act of acquiescence, waiver, or bar on the City pursuing and seeking enforcement in the event one (1) or more of the terms, conditions, provisions, or requirements of this Agreement is subsequently breached or violated by the Grantee.

         b. The City's grant of waiver for breach or violations of one (1) or more terms, conditions, provisions, or requirements of this Agreement shall not be deemed and/or viewed as an act of acquiescence, waiver, or bar on the City pursuing and seeking enforcement in the event that one
         (1) or more of the same terms, conditions, provisions, or requirements of this Agreement is subsequently breached or violated by the Grantee.

SECTION 11. RELATIONSHIP OF THIS AGREEMENT TO THE CITY TELECOMMUNICATIONS AND CABLE CODE AND FEDERAL LAW.

         a. Except as noted elsewhere in this Section, the North Charleston Telecommunications and Cable Code in effect on the Effective Date of this Agreement shall control and prevail.

         b. Notwithstanding subsection (a) of this Section, and in light of the fact that as of May 28, 1998, the Grantee is aware that the City is contemplating, considering, and/or reviewing a number of proposed revisions to the existing City Telecommunications and Cable Code, the Grantee agrees to abide by, and comply with, such proposed revisions to the existing City Telecommunications and Cable Code, immediately upon their approval (if such approval is within six (6) months of May 29, 1998).

         c. Notwithstanding subsections (a) and (b) of this Section, and in the case where this Agreement, as may be amended by the parties, contains an exemption, relief, clarification, or comparable policy substitution from one (1) or more terms, conditions, provisions, or requirements of the City's Telecommunications and Cable Code, and where such exemption, relief, clarification or comparable policy substitution is contained in the Franchise Agreement, then the specifically noted



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         exemption, relief, clarification, or comparable policy substitution contained in this Franchise Agreement controls, but only in those specific circumstances.

         d. Subject to the express proviso contained in subsection (b) of this Section, the Grantee agrees to abide by, and comply with, the City's Telecommunications and Cable Code that is in effect on the Effective Date of this Agreement (including proposed revisions noted as of May 28, 1998), and as modified by the exemptions, relief, clarifications, and comparable policies contained in this Agreement. A subsequent amendment or modification of the City Telecommunications and Cable Code by the City Council will apply to the Grantee if the City Council concludes that the amendment, modification, or revision will materially advance the interests of customers when balanced against its material impact upon the Grantee. The City shall provide the Grantee with at least one hundred eighty (180) days notice before adoption of such amendment, modification, or revision, during which notice period the Grantee may provide written and oral comment with respect to the amendment, modification, or revision. Notwithstanding the above, the Grantee will be expected to comply with, and abide by, any valid present or future ordinance that is generally applicable to businesses within the territorial area. Still, Grantee does not waive any claim that it may have regarding whether the City can unilaterally alter or modify the provisions, terms, conditions, or requirements of this Agreement.

SECTION 12. AMENDMENTS TO THIS AGREEMENT.

         Any change, amendment, modification, revision, extension, of this Agreement, or the adoption of a Renewal Agreement shall be in writing and shall be executed by duly authorized representatives of both the City and the Grantee.

SECTION 13. INDEMNITY.

         a. To the extent permitted by law, the Grantee shall at all times defend, indemnify, protect, save harmless, and exempt the City, the Mayor, the Council, the City Attorney, and other employees of the City from any, and all, penalty, damage, or charges arising out of claims, suits, demands, causes of action or award of damages whether compensatory or punitive, or expenses arising therefrom, either at law or in equity, which might be claimed now or in the future, including any payments required by the State's Workmen's Compensation law, which may arise out of, or be caused by, the construction, erection, location, products performance, operation, installation, maintenance, repair, replacement, removal and/or restoration of the cable/telecommunications system within the City by a negligent act or omission of the Grantee, its agents or employees, contractors, subcontractors, independent contractors, or implied or authorized representatives.

         b. Reasonable attorneys' fees and reasonable consultant and expert witness fees are specifically included as a cost which may be recovered by the City from the Grantee.

         c. The City, the Mayor, the Council, and the City Attorney specifically



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reserve the right to retain counsel of their own choice, at their own expense.

         d. If the Grantee obtains counsel for the City, the Mayor, the Council, or the City Attorney, then any one of them shall have the right to approve counsel, which approval shall not be unreasonably withheld.

         e. With respect to the Grantee's own defense of such actions, noted in this Section, it is understood that the Grantee reserves the right to select and retain, without the City's, Mayor's, Council's, or City Attorney's approval, counsel of Grantee's choice, at its own expense.

SECTION 14. INSURANCE.

         a. The Grantee shall maintain, and by its acceptance of this Franchise and Agreement specifically agrees that it will maintain throughout the term of this Franchise, public liability and property damage in at least the following amounts:

                       $1,600,000.00 in umbrella coverage.

         b. The insurance policy shall be issued by an insurance company licensed to do business in the State of South Carolina and which has one of the three highest or best ratings from the Alfred M. Best Company, and which shall include the City, Mayor, City Council, and City Attorney, as additional insureds, and shall obligate the insurance company to furnish the City Council with at least thirty (30) days' written notice in advance of cancellation.

         c. The Grantee shall provide the City Council with certificates evidencing the required insurance within fifteen (15) days after acceptance of this Franchise, and renewal certificates shall be mailed to the City Council before expiration of the insurance policies which such certificates are to renew.

         d. At any time the Grantee employs an outside plant contractor or subcontractor, it must require and submit to the City, proof from such contractor or subcontractor or insurance in the amounts listed above, naming the City, Mayor, City Council, and City Attorney, as additional insureds. Such insurance coverage shall remain in effect for as long as the construction, installation, repair, replacement, and on-going maintenance continues.

SECTION 15. WORKMEN'S COMPENSATION INSURANCE.

         a. The Grantee shall provide and maintain, for the life of this Franchise and Agreement, Workmen's Compensation Insurance for all full-time non-exempt employees, in accordance with the laws of the State of South Carolina. In the event that such insurance is cancelled, revoked, not renewed, or otherwise terminated, then either the insurance carrier, or the Grantee shall notify the City Council in writing, within thirty (30) days of such event.



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         b. Annually, a certificate shall be filed with the City Council by either the insurance carrier or the Grantee, showing such insurance to be in force at all times.

SECTION 16. PERFORMANCE AND CONSTRUCTION BONDS.

         a. Not later than July 1, 1998, the Grantee shall file with the City, a performance bond in the amount of $100,000.00. The purpose of the bond is to make certain that the City will not suffer should the Grantee not perform all its obligations detailed in this Agreement with the exception of construction which is covered elsewhere in this Section.

         b. Should the Grantee comply with the terms, provisions, conditions,
and requirements of the City's Telecommunications                 , and this
Franchise and Agreement, then the City agrees                   to schedule:

            1) On or after July 1, 2001, the Grantee may reduce the performance bond by $50,000.00, so that the Grantee may have a $50,000.00 performance bond;

            2) On or after July 1, 2001, the Grantee may reduce the performance bond by an additional $30,000.00, so that the Grantee may have a $20,000.00 performance bond;

            3) On or after July 1, 2001, the Grantee may reduce the performance bond by an additional $10,000.00, so that the Grantee may have a $10,000.00 performance bond.

         c. At no time shall the Grantee's performance bond be less than $10,000.00.

         d. If the City draws on the performance bond as a result of the Grantee's failure to timely discharge its obligations, then the Grantee shall be required to replenish (within thirty (30) days) the performance bond to the $100,000.00 level, subject to, that within one hundred eighty (180) days thereafter, the City and the Grantee shall enter into a new reduction schedule for the performance bond.

         e. Grantee shall maintain a construction bond in the amount of $100,000.00 for the duration on the initial construction project, or January 15, 2000, whichever comes sooner.

SECTION 17. RECORDS AND REPORTS.

         a. The Grantee shall submit the following reports to the City Council at the times indicated:

            1. copies of all facilities applications and petitions for special relief filed with the FCC by the Grantee with respect to its North Charleston cable/telecommunications system shall be submitted within ten (10) days after their filing;

            2. a detailed financial statement in the frequency, form, and format that satisfies the requirements noted in the City's Telecommunications and Cable Code;

            3. a preventive maintenance report in the frequency, form, and format



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that satisfies the requirements noted in the City's Telecommunications and Cable
Code;

            4. any other reports, statements, or data in the frequency, form, and format that satisfies the requirements noted in any other Section of the City's Telecommunications and Cable Code;

            5. copies of the Grantee's FCC-mandated 395-A Forms, shall be submitted simultaneously with the Grantee's filing to the FCC of such reports; and

            6. copies of the Grantee's FCC 394 Forms, shall be submitted simultaneously with the Grantee's filing to the FCC of such reports.

         b. The Grantee shall retain copies of the following reports, and such reports shall be submitted to the City upon seven (7) days written request:

            1) FCC-mandated public inspection file;

            2) FCC Proof-of-Performance tests;

            3) any, and all, FCC CLI (cumulative leakage index) tests and results;

            4) any, and all, reports, data, and filings submitted to the Securities and Exchange Commission, concerning the operation of all, or a part, of the North Charleston, South Carolina cable/telecommunications system (to the extent that such reports, data, and filings are not protected and/or privileged); and

            5) any, and all, reports, data, and filings submitted to State agencies (excepting tax reports, and/or filings) concerning the operation of all, or a part, of the North Charleston, South Carolina, cable/telecommunications system (to the extent that such reports, data, and filings are not protected and/or privileged).

SECTION 18. CUSTOMER SERVICE REQUIREMENTS.

         The Grantee shall comply with all customer service provisions, terms, conditions, and requirements (for which it has not received an exemption, relief, or clarification) that are noted and contained within the City's Telecommunications and Cable Code.

SECTION 19. PREVENTIVE MAINTENANCE.

         The Grantee shall comply with the terms, provisions, conditions, and requirements related to preventive maintenance which are attached as an Exhibit to this Agreement, to the extent that such terms, provisions, conditions, and requirements have not been modified by Section 27(c)(2) of this Agreement.

SECTION 20. FRANCHISE FEE.

         The Grantee shall pay a franchise fee in the amounted noted in, and in the frequency directed by the City's Telecommunications and Cable Code.

SECTION 21. NONDISCRIMINATORY EMPLOYMENT AND PROCUREMENT PRACTICES.

         The Grantee shall at all times comply with all applicable State and Federal laws,



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and with the FCC's rules governing nondiscriminatory employment and procurement practices, and it shall maintain and place in its public inspection file a written program describing the procedures by which it ensures such compliance. Moreover, the Grantee shall provide the City annually (and simultaneously with Grantee's submittal to the FCC) a copy of FCC Form 395-A, or any subsequently developed equivalent.

SECTION 22. ASSIGNMENT, TRANSFER, OR SALE OF FRANCHISE.

         The Grantee shall comply with the timeframes and procedures detailed in the City's Telecommunications and Cable Code should the Grantee wish to assign or transfer its franchise and/or sell its cable television and/or telecommunications system.

SECTION 23. DEFAULT OF FRANCHISE; TERMINATION, CANCELLATION OR NON-RENEWAL.

         If necessary and/or warranted, the default and termination, cancellation or non-renewal of the Franchise and this Agreement shall follow the provisions and procedures concerning such that are detailed in the City's Telecommunications and Cable Code.

SECTION 24. RENEWAL OF FRANCHISE.

         a. Should the Grantee choose to preserve its formal renewal rights under the Cable Act, then it must follow, comply with, and abide by, those terms, provisions, conditions, and requirements contained in Section 626 of the Cable Act (or its successor which is presently codified at 47 USC 546). Moreover, to the extent that such do not expressly conflict with the Cable Act, then Grantee must also follow any terms, provisions, conditions and requirements contained in the City's Telecommunications and Cable Code.

         b. At any time, the Grantee and City may engage in informal renewal proceedings. To the extent that such proceedings do not expressly conflict with the Cable Act, then the Grantee and City may develop and follow rules and/or procedures for conducting the renewal process. Such rules and/or procedures may expressly include both the City and Grantee executing a Scope of Renewal Agreement which sets forth the scope and parameters of the renewal process including length of the renewal process itself, as well as, noting threshold and non-material issues. The Scope of Renewal Agreement may also set forth the procedure for handling any community needs assessments studies or meetings.

SECTION 25. FRANCHISE ADMINISTRATION.

         As one means to assist in the administration of this Agreement, the City Council (or its designated official or representative) and the Grantee shall make reasonable efforts to schedule at least two conferences every year in order to discuss matters relating to the enforcement and administration of this Agreement. Such conferences may focus on franchise administration business matters including, but not limited to: a) information supplied pursuant to scheduled and periodic preventive maintenance inspections; b) franchise fees; c) response times, billing practices and other customer service items; d) construction-related concerns; e) resolving or addressing the concerns, questions or disputes with respect to multiple operators serving or attempting to serve the same subscriber or geographic area (including cutting of cable and/or damage to other facilities and equipment); and f) the potential and/or actual impact high definition television (HDTV) will have on the provision of cable service to customers within the City.

SECTION 26. TECHNICAL AND PERFORMANCE STANDARDS.

         The Grantee shall comply with the most current FCC technical standards, and with all applicable standards related to performance including the most current standards concerning cumulative signal leakage (CLI). Moreover, the Grantee shall Proof-of-Performance tests, in the manner prescribed by the FCC, at least twice a year.

SECTION 27. EXEMPTIONS FROM THE CODE FOR THIS GRANTEE AND THIS FRANCHISE ONLY.

         a. The City and the Grantee agree that this Agreement shall be exempted from the following Sections of the City's Telecommunications and Cable Code, the respects of which shall extend only to this Grantee:

                       [There are currently no exemptions]

         b. The City and the Grantee agree that this Agreement shall grant relief to the Grantee for the following Sections of the City's
Telecommunications and Cable Code, the relief of which shall extend only to this
Grantee:

            1) Section 10.5-63 Term of franchise: Notwithstanding any contrary provision contained in Section 10.5-3 which is in existence at the time this Agreement becomes effects, the term of Grantee's initial franchise shall be for a duration of fifteen (15) years, effective from the time noted in Section 7 of this Agreement.

            2) Section 10.5-68 Liability insurance: For purposes of the City's Telecommunications and Cable Code and this Agreement, the Grantee's existing liability insurance coverage totalling $1,600,000.00 in umbrella coverage will be accepted;

         c. The City and the Grantee agree that this Agreement shall grant a comparable policy substitution to the Grantee for the following Sections of the City's Telecommunications and Cable Code, the relief of which shall extend only to this Grantee:

            1) Grantee's Sterling Service Training and Certification Program (attached hereto as an Exhibit) is deemed comparable to, and in some cases, exceeding the terms, conditions, provisions, and requirements contained in
Section 10.5-83 Certification standards for customer service representatives and service technicians of the City's Telecommunications and Cable Code.

            2) Grantee's corporate preventive maintenance policy (attached hereto as an Exhibit) is deemed comparable to, and in some cases exceeding the terms, conditions, provisions, and requirements contained in Section 10.5-94 Implementation of a preventive maintenance program of the City's Telecommunications and Cable Code, with the following exceptions:

                A) with respect to Section 3.7 of the Grantee's Preventive Maintenance Policy, Retention of Documents, Grantee will retain all daily, weekly, monthly, quarterly, semiannually, and yearly tests/checks for a minimum of three (3) years;

                B) with respect to Section 4.1.10, of the Grantee's Preventive Maintenance Policy, Head-end/Hub Equipment, Grantee will conduct tests of the tower, and/or antennas every six (6) months; and

                C) with respect to Section 4.6.8(c) of the Grantee Preventive Maintenance Policy, RF Distribution Plant, Grantee will conduct and/or perform FCC standard Proof-of-Performance Tests at least twice a year.

         d. The City and the Grantee agree that this Agreement will clarify the following Sections of the City's Telecommunications and Cable Code, the clarifications of which shall extend only to this Grantee:

            1) Section 10.5-53 Definition #63 Service outage is clarified to the extent that service outage does not include a service disruption or interruption that affects less than four (4) persons;

            2) Section 10.5-77(b)(14) is clarified to the extent to note that Grantee's provision and/or use of preview and/or video information channel which lists current and upcoming programs will suffice for purposes of Grantee having to provide a comprehensive programming guide.

SECTION 27. TIME IS OF THE ESSENCE.

         Whenever this Agreement shall set the time or date for any act to be performed by or on behalf of the City or Grantee, such time or date shall be deemed to be of the essence.

IN WITNESS WHEREOF, the parties hereto have set their respective hands and seals on the day first written above.

                                       CITY OF NORTH CHARLESTON,
                                       SOUTH CAROLINA

                                       By /s/
                                          -------------------------------------


/s/
---------------------------------------
Witness

Subscribed and sworn to before me this 28th day of May 1998.


/s/
---------------------------------------
Notary Public, County of Charleston, SC
My Commission Expires 5-10-2003

My Commission Expires _____________________

                                       KNOLOGY OF
                                       CHARLESTON, INC.

                                       By /s/
                                          -------------------------------------

Subscribed and sworn to before me this 12th day of June 1998.


/s/
---------------------------------------
Notary Public, County of Troup,
West Point, GA
My Commission Expires March 23, 2002